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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
TANNING TECHNOLOGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TANNING TECHNOLOGY CORPORATION

4600 South Syracuse Street, Suite 1200
Denver, Colorado 80237
Telephone 303.220.9944

April 24, 2002

Dear Stockholder:

        It is our pleasure to invite you to the Annual Meeting of Stockholders of Tanning Technology Corporation, a Delaware corporation, to be held on May 21, 2002 at 8:00 a.m. local time, at the Company's office at 4600 South Syracuse Street, Suite 1200, Denver, Colorado.

        Details of the business to be conducted and the matters to be considered at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

        It is important that your shares be represented at the meeting, whether or not you are able to attend personally. You are therefore urged to complete, sign, date and return the enclosed proxy card promptly in the accompanying envelope, which requires no postage if mailed in the United States.

        You are, of course, welcome to attend the meeting and vote in person, even if you have previously returned your proxy card or voted by other means.

Sincerely,

Larry G. Tanning
Chairman of the Board and Chief Executive Officer

TANNING TECHNOLOGY CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The Annual Meeting of Stockholders (the "Annual Meeting") of Tanning Technology Corporation (the "Company") will be held on May 21, 2002 at 8:00 a.m. local time, at the Company's office at 4600 South Syracuse Street, Suite 1200, Denver, Colorado.

        The Annual Meeting will be conducted:

  1.
  To consider and act on the following proposals, which are described in the accompanying Proxy Statement:

Proposal One:	To elect two Class III directors for terms ending at the 2005 Annual Meeting of Stockholders;
Proposal Two:	To ratify the appointment by the board of directors of Ernst & Young LLP as the Company's independent auditor for the 2002 fiscal year; and
Proposal Three:	To approve the adoption of the Company's 2002 Stock Option Plan.
  2.
  To transact such other business as may properly come before the Annual Meeting.

        Stockholders of record at the close of business on April 15, 2002 will be entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

Frederick H. Fogel
Secretary

April 24, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, OR IF INSTRUCTIONS THEREFOR ARE INCLUDED IN THIS PACKAGE, BY TELEPHONE OR ON THE INTERNET.

TANNING TECHNOLOGY CORPORATION
4600 South Syracuse Street, Suite 1200
Denver, Colorado 80237

PROXY STATEMENT

        This Proxy Statement (the "Proxy Statement") is being furnished to the stockholders of Tanning Technology Corporation, a Delaware corporation ("We," "Tanning" or the "Company"), in connection with the solicitation of proxies by the board of directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on May 21, 2002 at 8:00 a.m. local time, at the Company's office at 4600 South Syracuse Street, Suite 1200, Denver, Colorado, and any adjournment or postponement thereof.

        At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

Proposal One:	To elect two Class III directors for terms ending at the 2005 Annual Meeting of Stockholders.
Proposal Two:	To ratify the appointment by the board of directors of Ernst & Young LLP as the Company's independent auditor for the 2002 fiscal year.
Proposal Three:	To approve the adoption of the Company's 2002 Stock Option Plan.

        The board of directors of the Company recommends a vote FOR approval of each of the proposals.

        The board of directors of the Company has fixed the close of business on April 15, 2002 (the "Annual Meeting Record Date") as the record date for determining the holders of outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. On that date, there were 21,144,109 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, each entitled to one vote on all matters to be acted upon. The Notice of Annual Meeting of Stockholders, this Proxy Statement and the form of proxy card are first being mailed to each stockholder entitled to vote at the Annual Meeting on or about April 24, 2002.

VOTING AND REVOCATION OF PROXIES

Voting

        Only holders of record of shares of Common Stock as of the close of business on the Annual Meeting Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting and to permit action to be taken by the stockholders at the Annual Meeting.

        The affirmative vote of a plurality of the shares of Common Stock entitled to vote thereon, present in person or represented by proxy, at the Annual Meeting is required to elect the directors nominated pursuant to Proposal One. The affirmative vote of a majority of the shares of Common Stock entitled to vote thereon, present in person or represented by proxy, at the Annual Meeting is required to approve each of Proposal Two and Proposal Three.

        For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included; abstentions and broker non-votes are excluded. For purposes of determining whether the affirmative vote of the holders of a majority of the shares entitled to vote on a proposal and present at the Annual Meeting has been obtained, abstentions will be included in, and broker non-votes will be excluded from, the number of shares present and entitled to vote. Accordingly, abstentions will have the effect of a vote "against" the matter (other than the election of directors) and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve the majority vote.

        All shares of Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated for a particular proposal on a proxy, such proxy will be voted in accordance with the board of directors' recommendations as set forth herein with respect to such proposal(s).

        In the event that a quorum is not present at the time the Annual Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting. If the Company proposes to adjourn the Annual Meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all shares of Common Stock for which they have voting authority in favor of such adjournment.

How to Vote

        In addition to voting in person at the meeting, stockholders of record can vote by proxy by mailing their signed proxy cards.

        If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Certain of these institutions may offer telephone and/or Internet voting.

Revocation of Proxies

        Any stockholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice of revocation to the Secretary of the Company or by executing a later-dated proxy. In addition, voting by mail, telephone or Internet will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

PROPOSAL ONE: ELECTION OF DIRECTORS

        Two directors are to be elected. The Company's board of directors currently consists of eight directors divided into three classes, Class I, Class II and Class III, with members of each class holding office for staggered three-year terms and until their successors have been duly elected and qualified. There are currently: three Class I directors, whose terms expire at the 2003 annual meeting of stockholders; three Class II directors, whose terms expire at the 2004 annual meeting of stockholders; and two Class III directors, whose terms expire at the Annual Meeting (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal).

        If any one or more of the nominees is unable to serve for any reason or withdraws from nomination, proxies will be voted for the substitute nominee or nominees, if any, proposed by the board of directors. The board of directors has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination.

        The board of directors has nominated Larry G. Tanning and Henry F. Skelsey for election as Class III directors at the Annual Meeting for three-year terms expiring at the 2005 annual meeting of stockholders. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. Biographical data on these nominees and the other members of the board of directors is presented under the caption "Directors and executive officers" in this Proxy Statement.

        The board of directors recommends a vote FOR Larry G. Tanning and Henry F. Skelsey for election as directors to serve in the class with terms expiring in 2005.

MANAGEMENT OF THE COMPANY

Directors and executive officers

        The following table contains information regarding our executive officers and directors.

Name	Age	Position
Larry G. Tanning	54	Chairman of the Board and Chief Executive Officer
Gregory A. Conley	47	Director, President and Chief Operating Officer
Henry F. Skelsey	43	Director, Executive Vice President and Chief Financial Officer
Frederick H. Fogel	42	Executive Vice President, Business Affairs, General Counsel and Secretary
Mark S. Teflian	46	Vice President, Strategic Business Development and Solutions
Louis A. D'Alessandro	46	Vice President, Sales
AVR Venkatesa	39	Vice President, Tanning India
John C. Dodd	51	Director
Dan J. Hesser	62	Director
Christopher P. Mahan	35	Director
Joseph P. Roebuck	66	Director
Michael E. Shanahan	49	Director

        Larry G. Tanning, a co-founder of Tanning, has been our Chairman of the Board and Chief Executive Officer since January 1997. Mr. Tanning is a member of our management Executive Committee. He also served as our President from January 1997 until November 2001, and as the President of our predecessor entities from July 1993. Mr. Tanning has a B.S. degree in marketing from the University of Minnesota and an M.S. equivalent degree in business management with the American Management Association in New York, New York.

        Gregory A. Conley has been a director and our President and Chief Operating Officer since November 2001. Mr. Conley is a member of our management Executive Committee. From December 1999 until September 2001, Mr. Conley was the Global General Manager of e-markets at IBM Corporation, a computer hardware, software and services provider. From May 1995 until December 1999, Mr. Conley served as General Manager of IBM's travel and transportation industry business. From 1989 to 1995, Mr. Conley worked at Galileo International, an electronic distribution services provider for the travel industry, and its Covia subsidiary, a developer of message-oriented middleware, reaching the position of President and CEO of Galileo. From 1984 to 1989, Mr. Conley was a corporate attorney at Covington & Burling, a Washington, D.C. law firm. Mr. Conley holds a B.S.E.E. from Purdue University and a J.D. from Georgetown University.

        Henry F. Skelsey has been our Executive Vice President and Chief Financial Officer since September 1998. Mr. Skelsey is a member of our management Executive Committee. He has been a director since our incorporation in January 1997. From March 1988 until August 1998, Mr. Skelsey was a Managing Director of AEA Investors Inc., an investment firm and the parent of AEA Tanning Investors Inc., which is a beneficial owner of our Common Stock. From 1984 until 1988 Mr. Skelsey was employed by Lehman Brothers, an investment bank, where he last served as Vice President, Merchant Banking. Mr. Skelsey has an M.B.A. degree from the Darden School at the University of Virginia and a B.S. degree in economics and finance from George Mason University.

        Frederick H. Fogel has been our Executive Vice President, Business Affairs and General Counsel since October 2001. Mr. Fogel is a member of our management Executive Committee. He served as our Senior Vice President, Business Affairs and General Counsel from February 2000 until October 2001, and joined us as Vice President, Business Affairs and General Counsel in July 1999. Mr. Fogel has been a partner at the law firm of Fried, Frank, Harris, Shriver & Jacobson since 1992, and was an associate at the firm from 1986 to 1992. Mr. Fogel continues to be a partner at this law firm. Mr. Fogel has a J.D. and an A.B. degree in philosophy from Harvard University.

        Mark S. Teflian has been our Vice President, Strategic Business Development and Solutions since July 2001. Mr. Teflian was the founder and President of TimeØ/PerotSystems, a leading builder of Digital Marketplaces, from May 1997 until January 2001. From May 1996 until May 1997, Mr. Teflian was a Senior Vice President and Chief Technology Officer at Nets Inc., a manufacturing products e-commerce provider. He served as President of Covia Technologies from March 1991 until December 1995, and as Senior Vice President and Chief Information Officer of Covia Partnership/Galileo International from January 1988 until March 1991. From March 1987 until January 1988 Mr. Teflian served as Vice President of Distributed Systems and Strategic Technology at United Airlines.

        Louis A. D'Alessandro has been Vice President, Sales since January 2002. He served as Vice President, North American Financial Services from November 2000 until January 2002. Mr. D'Alessandro was a Client Partner for the Company from May 1999 until October 2000, and Vice President of Technical Services from October 1997 until May 1999. He served as Vice President of Technology Implementation at Fidelity Investments, a financial services provider, from September 1996 until September 1997. He was also Regional Consulting Manager at Informix Software, Inc., a provider of enterprise database-powered solutions, from January 1996 until August 1996 and National Director of Systems Engineering at Pyramid Technology Corporation, a technology services provider, from October 1988 until December 1995. Mr. D'Alessandro has a B.S. degree and an M.S. degree in Computer Science from the City University of New York.

        AVR Venkatesa has been Vice President, Tanning India since January 2002. He was our Vice President, Tanning International from December 2000 until January 2002, and served as the Chief Operating Officer of Tanning Technology India Private Limited, our majority-owned subsidiary in Hyderabad, India, from June 2000 until December 2000. He served as a Client Partner from July 1999 until June 2000 and Director, Service Delivery East from July 1998 until July 1999. Mr. Venkatesa served as the Manager of Systems Development at Time Customer Service, Inc., a subsidiary of Time Warner, Inc., a media conglomerate, from September 1989 until July 1998. Mr. Venkatesa has a B.E. degree in Chemical Engineering from Manipal Institute of Technology, India, and an M.S. degree in Management Information Systems from Texas A&M University.

        John C. Dodd has been a director since July 2001. Mr. Dodd has been the Chief Information Officer of Kaiser Permanente, a managed care provider, since January 2002. He served as President and Chief Executive Officer of Latis Networks, a provider of network solutions, from May until December 2001. Mr. Dodd was Executive Vice President and Chief Information Officer of Qwest Communications from November 1999 until April 2001 and Chief Information Officer of Ameritech from September 1994 until November 1999. Each of these companies are communications service providers. He served in various executive positions at American Express from March 1981 until August 1994. Mr. Dodd has a B.A. degree in sociology from Ohio State University.

        Dan J. Hesser has been a director since November 1999. Mr. Hesser most recently served as Chairman, President and Chief Executive Officer of INVESCO Funds, a mutual fund management company, where he was employed for 37 years.

        Christopher P. Mahan has been a director since our incorporation in January 1997. Mr. Mahan has been a Director at AEA Investors Inc. since December 1997 and has been associated with AEA Investors Inc. since August 1991. AEA Investors Inc. is the parent of AEA Tanning Investors Inc., which is a beneficial owner of our Common Stock. From August 1989 to August 1991, Mr. Mahan was a consultant with Bain & Company, a management consulting company. Mr. Mahan is also a director of several private companies. Mr. Mahan has a B.A. degree in economics and history from Amherst College.

        Joseph P. Roebuck has been a director since April 1999. Mr. Roebuck served as Vice President—Strategic Sales of Sun Microsystems Inc., a computer hardware, software and services provider, from November 1998 until November 2000. He was Vice President of Worldwide Sales at Sun Microsystems from June 1990 until November 1998. Mr. Roebuck joined Sun Microsystems in 1983 as the Vice President of Sales. Mr. Roebuck also serves on the board of directors of Persistence Software, Inc. Mr. Roebuck has an A.B. degree in business administration from Cornell University.

        Michael E. Shanahan has been a director since July 1999. Mr. Shanahan has been the Vice President of Football Operations for the Denver Broncos, a National Football League franchise, since 1998. He has been the head coach of the Broncos since January 1995. Mr. Shanahan has a B.A. degree and an M.A. degree from Eastern Illinois University.

Board of directors

        Our board of directors is currently composed of eight directors.

        Our certificate of incorporation divides the board of directors into three classes: Class I, whose terms will expire at the annual meeting of stockholders to be held in 2003, Class II, whose terms will expire at the annual meeting of stockholders to be held in 2004, and Class III, whose terms will expire at the Annual Meeting. Our Class I directors are Gregory A. Conley, Dan J. Hesser and Michael E. Shanahan. Our Class II directors are John C. Dodd, Christopher P. Mahan and Joseph P. Roebuck. Our Class III directors are Larry G. Tanning and Henry F. Skelsey. At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

        In addition, our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.

        Holders of approximately 43.6% of the outstanding shares of our Common Stock are parties to an agreement under which they have agreed to vote in favor of their nominees to our board of directors. As a result of their voting power, they are able to significantly influence the election of their nominees. See "Certain Relationships and Transactions with Related Parties—Stock Purchase Agreements, Shareholder Agreement and Registration Rights Agreement."

Committees of the board of directors and meetings

        The board of directors held five meetings in 2001 and acted four times during 2001 by unanimous written consent of the directors. Other than Mr. Shanahan, no director attended fewer than 75% of the aggregate of such meetings of the Board and of the committees of the board of directors on which he served. Our committees consist of an audit committee and a compensation committee.

        The audit committee reviews with our auditors the scope of audit and non-audit assignments and related fees, accounting principles we use in financial reporting, internal auditing procedures and the adequacy of our internal control procedures. The audit committee also reviews the independence of our auditors, including whether the provision of the non-audit professional services rendered by them is compatible with maintaining their independence, and together with the board of directors recommends the annual appointment of our auditors. The audit committee reviews the annual consolidated financial statements of the Company and the related audit report as prepared by the auditors, together with any significant audit findings. From January until May of 2001, our audit committee was composed of Dan J. Hesser and Christopher P. Mahan. Since May 24, 2001, its members were and continue to be Dan J. Hesser, Christopher P. Mahan and Joseph P. Roebuck. The audit committee held six meetings during 2001 and acted one time during 2001 by unanimous written consent of its members.

        The compensation committee reviews and approves the compensation and benefits for our employees, directors and consultants, administers our employee benefit plans, authorizes and ratifies stock option grants and other incentive arrangements and authorizes employment and related agreements. During 2001, our compensation committee was and continues to be composed of Christopher P. Mahan, Joseph P. Roebuck and Michael E. Shanahan. The compensation committee held three meetings during 2001, and acted two times during 2001 by unanimous written consent of its members.

Compensation of directors

        Directors who are also our employees receive no additional compensation for their services as directors. Directors who are not our employees do not receive a fee for attendance in person at meetings of our board of directors or committees of our board of directors, but they are entitled to be reimbursed for travel expenses and other out-of-pocket costs incurred in connection with the attendance of meetings. Directors who are not our employees or employees of AEA Investors Inc. have received, and any such new directors will be eligible to receive, options to purchase our Common Stock in connection with their appointment to our board of directors and service thereon.

Executive officers

        Our board of directors appoints our executive officers. Our executive officers serve at the discretion of our board of directors.

Employment and non-competition agreements

        We have entered into an employment agreement dated July 22, 1999 with Larry G. Tanning, providing for his employment with us. If we terminate Mr. Tanning's employment without cause (as defined in the employment agreement) or we constructively terminate (as defined in the employment agreement) Mr. Tanning's employment, we are required to pay Mr. Tanning (1) any unpaid portion of his annual salary earned through the date of termination, (2) the annual bonus, if any, for the fiscal year immediately preceding the fiscal year of termination to the extent not already paid and (3) during a period of twelve months following termination, an amount equal to his annual salary at the time of termination. In addition, Mr. Tanning (and certain other key employees) is entitled to a gross-up payment in the event he is subject to a federal excise tax resulting from payments or benefits received in connection with a change in control of our company. Mr. Tanning is also subject to customary non-competition, non-solicitation and non-disclosure covenants.

        We have entered into an employment agreement dated September 14, 2001 with Gregory A. Conley, providing for his employment as our President and Chief Operating Officer for a term of three years. Pursuant to the agreement, Mr. Conley is entitled to an annual salary of $300,000, a guaranteed minimum bonus of $170,000 per year and an additional performance-based bonus opportunity of $330,000 per year. In addition, subject to his continued employment with Tanning, Mr. Conley is entitled to payments totaling $1,449,659 in respect of benefits from his prior employer foregone when Mr. Conley joined Tanning, such amount to be paid on various dates from November 2001 to November 2002.

        If we terminate Mr. Conley's employment without cause (as defined in the employment agreement), we are required to pay Mr. Conley (1) the greater of his guaranteed minimum bonus at the time of termination and the amount of bonus actually paid for the prior fiscal year, prorated based on days elapsed in the fiscal year of termination, and (2) during a period of twelve months following termination, an amount equal to his annual salary at the time of termination. In addition, Mr. Conley (and certain other key employees) is entitled to a gross-up payment in the event he is subject to a federal excise tax resulting from payments or benefits received in connection with a change in control of our company. Mr. Conley is also subject to customary non-competition, non-solicitation and non- disclosure covenants.

        We have entered into an employment agreement dated as of April 5, 2002 with Louis A. D'Alessandro providing for his employment with us. If we terminate Mr. D'Alessandro's employment without cause (as defined in the employment agreement), we are required to continue to pay Mr. D'Alessandro his salary during a period of six months following termination. The employment agreement contains customary non-competition, non-solicitation and non-disclosure covenants.

        In connection with his separation from the Company, we have entered into a separation agreement with Stephen W. Mahoney dated January 15, 2002. Pursuant to the agreement, Mr. Mahoney is entitled to receive in the aggregate approximately $109,000 as severance and as consideration for providing the Company a release of claims.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PARTIES

Stock Purchase Agreements, Shareholder Agreement and Registration Rights Agreement

        Tanning and Gregory A. Conley, a director of Tanning and our President and Chief Operating Officer, are parties to a stock purchase agreement dated September 14, 2001. Under this agreement, Gregory A. Conley agreed to purchase, on various dates from November 2001 to November 2002, a total of 176,788 shares of the Company's Common Stock at a per share price of $4.10, for an aggregate purchase price of $724,831. This obligation to purchase Common Stock is not contingent upon future employment of Mr. Conley.

        Tanning and Bipin Agarwal, a significant beneficial owner of Tanning Common Stock and former director and executive officer, are parties to a letter agreement dated January 25, 2002, regarding the transfer of Tanning shares owned by him. Pursuant to this agreement, Mr. Agarwal transferred 151,874 shares of Tanning Common Stock to the Company to fully repay all amounts outstanding, together with accrued interest (such amounts totaling $282,486), under his Promissory Note to the Company dated July 30, 1999, as amended July 31, 2001.

        Larry G. Tanning, Bipin Agarwal, Toni Hippeli and entities controlled by them, together with the TTC Investors Group, which is comprised of the entities controlled by AEA Investors Inc. that hold our Common Stock, entered into an amended and restated shareholder agreement dated as of July 20, 1999, which originally provided, among other things:

  •
  the TTC Investors Group may nominate one director to Class II of our board of directors;

  •
  Tanning Family Partnership, L.L.L.P., which is indirectly controlled by Larry G. Tanning, and WinSoft Corporation, which is controlled by Bipin Agarwal, each may nominate one director to any class of our board of directors;

  •
  the TTC Investors Group may appoint one member to each of the audit and compensation committees; and

  •
  all of the parties to the shareholder agreement have agreed to vote the shares of Common Stock owned by them in favor of each other's nominees.

If there are insufficient vacancies in a particular class of directors, the available positions shall be allocated first to the nominee of the TTC Investors Group (as to Class II only), second to the nominee of Tanning Family Partnership, L.L.L.P., and third to the nominee of WinSoft Corporation. The rights of each person mentioned above will terminate when such person no longer owns at least ten percent of our Common Stock.

        Because each of Toni Hippeli and Bipin Agarwal, together with entities controlled by them, owns less than 10% of the outstanding Common Stock of Tanning, their rights and obligations under the shareholder agreement have terminated.

        The original parties to the shareholder agreement and affiliated entities, together with Mr. Skelsey and Stephen Brobst, have entered into an amended and restated registration rights agreement dated as of July 20, 1999, which provides, among other things:

  •
  the TTC Investors Group has the right to require the filing of a total of two registration statements with the SEC to register for sale shares of our Common Stock owned by it, or, under certain circumstances, by the persons who were members of the limited liability companies comprising the TTC Investors Group;

  •
  holders of a majority of the shares of our Common Stock held by Tanning's founders and Mr. Skelsey have the right to require the filing of one registration statement with the SEC during any twelve month period to register for sale shares of our Common Stock owned by them;

  •
  the Company has the right to participate in any of the registrations described above and sell shares of its Common Stock under such registration to the extent of 25% of the shares to be sold in such offering; and

  •
  all parties to the registration rights agreement have rights to participate in registration statements filed by Tanning for the sale of Common Stock in an underwritten offering for its own account, subject to the ability of the underwriters to limit the number of shares included in the registration and giving priority to issuances by Tanning.

        The existence and exercise of these registration rights may make it more difficult for us to arrange future financing and may have an adverse effect on the market price of our Common Stock.

Certain business relationships

        John C. Dodd, who has been one of our directors since July 2001, was Executive Vice President and Chief Information Officer of Qwest Communications from November 1999 until April 2001. Qwest Communications paid a total of $8,897,177 to the Company in respect of services performed and expenses incurred in 2001. Mr. Dodd is currently Chief Information Officer of Kaiser Permanente. In April 2002 the Company began providing IT services for Kaiser.

Loans to our directors and officers

        In connection with a significant reduction in the compensation of Mr. Tanning pursuant to his revised employment agreement, on August 2, 1999 we extended a loan in the amount of $250,000 to Larry G. Tanning. The loan bore interest at 5.25% per annum through August 1, 2001, and currently bears interest at 3.90% per annum and compounds annually. The principal and all accrued interest on the loan, as amended, are repayable on August 2, 2002.

        On July 30, 1999, we extended a loan to Bipin Agarwal in the amount of $250,000. The loan bore interest at 5.36% per annum through July 30, 2001, 4.03% per annum thereafter, and was repaid in full in February 2002.

        On Ocober 1, 1999, we extended a loan to Louis A. D'Alessandro in the amount of $110,000. The loan bears interest at 6.02% per annum and is compounded annually. All outstanding principal and unpaid interest on the loan is repayable on October 1, 2004.

Agreements with family members of our directors, officers and significant shareholders

        We have employed Adesh Gupta, a brother-in-law of Bipin Agarwal, as our Director of Technology Management since January 2002, as Regional Service Delivery Director for the Central Region from October 2000 until January 2002, as a Practice Leader from January 1997 until September 2000, and as a Consultant from October 1994 until January 1997. In addition to being one of our directors and an Executive Vice President until January 2002, Mr. Agarwal controls WinSoft Corporation, which is a significant stockholder of Tanning. In 2001, Mr. Gupta received approximately $192,785 in salary and bonus.

        On April 7, 1997, we granted Mr. Gupta an option to acquire 327,389 shares of our Common Stock at a purchase price of $2.90 per share. All of these options were fully vested as of April 7, 2000. On June 9, 1998, we granted Mr. Gupta an additional option to acquire 65,478 shares of our Common Stock at a purchase price of $3.82 per share. These options vest over a four-year period. On July 20, 1999, we granted Mr. Gupta an additional option to acquire 3,785 shares of our Common Stock at a purchase price of $10.00 per share. These options vest over a five-year period. On July 22, 1999, we granted Mr. Gupta an additional option to acquire 2,435 shares of our Common Stock at a purchase price of $15.00 per share. These options also vest over a five-year period. On November 22, 2000, we granted Mr. Gupta an additional option to acquire 10,000 shares of our Common Stock at a purchase price of $4.00 per share. These options vest over a four-year period. On July 26, 2001, we granted Mr. Gupta an additional option to acquire 8,000 shares of our Common Stock at a purchase price of $3.70 per share. These options vest over a four-year period.

        We have employed Mark W. Tanning, brother of Larry G. Tanning, on a full-time basis from January 1997 until January 2001, and on a part-time basis thereafter.

        On April 7, 1997, we granted Mark W. Tanning an option to acquire 49,108 shares of our Common Stock at a purchase price of $2.90 per share. All of these options were fully vested as of April 7, 2000. On June 9, 1998, we granted Mark W. Tanning an additional option to acquire 49,108 shares of our Common Stock at a purchase price of $3.82 per share. All of these options were fully vested as of June 9, 2001. On December 1, 1998, we granted him an additional option to acquire 108,038 shares of our Common Stock at a purchase price of $3.82 per share. These options vest over a five-year period. On November 1, 1999, we granted him an additional option to acquire 6,250 shares of our Common Stock at a purchase price of $35.00. These options were fully vested as of December 31, 2000.

        On November 12, 1999, we extended a loan to Mark W. Tanning in the amount of $100,000. The loan bears interest at 6.02% per annum and compounds annually. All outstanding principal and unpaid interest on the loan is repayable on December 31, 2002.

        We entered into an agreement as of December 31, 2000 with Mark W. Tanning providing for his separation from the Company. Under the agreement, Mark W. Tanning received an $85,000 lump sum payment, together with bi-weekly payments of $8,000 from January 2001 through July 2001, and is entitled to receive bi-weekly payments of $293 from August 2001 through December 2002 as salary and as consideration for providing the Company a release of claims.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission (the "Commission") reports of ownership and changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. Based solely upon a review of the forms received by the Company, or written representations of reporting persons and a review of those forms, the Company believes that, during the years ended December 31, 2000 and 2001, its officers and directors and holders of more than 10% of the Common Stock complied with all applicable Section 16(a) filing requirements, except that the following Forms were filed subsequent to the applicable filing deadline: one Form 4 reflecting an option exercise by Mr. D'Alessandro in July 2000 and one Form 5 reflecting two option grants to Mr. D'Alessandro in 2000; Forms 5 reflecting one option grant to Mr. Fogel in each of 1999 and 2000; one Form 3 reflecting Mr. Mahoney's initial beneficial ownership in January 2001; and one Form 5 reflecting an option grant to Mr. Sleeper in 2000.

EXECUTIVE COMPENSATION

        The table below summarizes information concerning the compensation paid by us during 2001, 2000 and 1999 to our chief executive officer and our four other most highly compensated executive officers who held their offices on December 31, 2001 (collectively defined as the "Named Executive Officers"):

Summary compensation table

						Long Term Compensation
	Annual Compensation					Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)	All other Compensation ($)
Larry G. Tanning Chairman of the Board and Chief Executive Officer	2001 2000 1999	206,500 206,500 380,792		— 78,375 —	— — —	— — —	1,189 1,189 1,351	(1)
Gregory A. Conley President and Chief Operating Officer	2001 2000 1999	50,000 — —	(2)	762,547 — —	— — —	1,000,000 — —	63 — —	(1)
Stephen W. Mahoney(3) Vice President, Client Services	2001 2000 1999	189,486 — —		62,750 — —	— — —	70,000 — —	347 — —	(1)
Louis A. D'Alessandro Vice President, Sales	2001 2000 1999	208,335 234,017 174,860	(4)	— 95,631 180,688	— — —	— 90,000 —	4,156 4,156 3,458	(1)
Bipin Agarwal(5) Director and Executive Vice President	2001 2000 1999	192,500 192,500 356,458		— 78,375 —	— — —	— — —	4,115 4,115 4,232	(1)

(1)
Amounts for 2001 reflect (i) the matching contribution under our Section 401(k) plan in the amount of $3,400 for 2001 on behalf of each of Messrs. D'Alessandro and Agarwal, and (ii) payment by the Company in 2001 of certain group term life insurance premiums of $1,189, $63, $347, $756 and $715 on behalf of Messrs. Tanning, Conley, Mahoney, D'Alessandro and Agarwal, respectively.

(2)
Mr. Conley's employment with the Company began in November 2001.

(3)
Mr. Mahoney's employment with the Company terminated in January 2002.

(4)
Includes commissions earned by Mr. D'Alessandro in 2001.

(5)
Mr. Agarwal's employment with the Company terminated in January 2002.

Option grants in fiscal year 2001

        The following table sets forth information regarding stock options granted during 2001 to the Named Executive Officers.

	Individual grants						Potential realized value at assumed annual rates of stock price appreciation for option term(1)
Name	Number of securities underlying options granted		Percent of total options granted to employees in fiscal 2000	Exercise price per share ($)	Expiration date		5%($)	10%($)
Larry G. Tanning	—		—	—	—		—	—
Gregory A. Conley	1,000,000	(2)	31.93	4.10	09/14/11		2,578,468	6,534,344
Stephen W. Mahoney	70,000		2.24	4.8125	—	(3)	—	—
Louis A. D'Alessandro	—		—	—	—		—	—
Bipin Agarwal	—		—	—	—		—	—

(1)
The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future Common Stock prices.

(2)
One-fifth of the shares subject to the option vested on November 1, 2001. One-fifth of the shares subject to the option vest on November 1, 2002. The remaining shares will vest prorata on a monthly basis from December 1, 2002 until November 1, 2005.

(3)
One-fourth of the shares subject to the option vested on January 22, 2002 and will be cancelled if unexercised on April 30, 2002; the remainder of the option has been cancelled in connection with Mr. Mahoney's separation from the Company.

Aggregated option exercises in fiscal year 2001 and fiscal year-end option values

        The following table sets forth information concerning the value realized upon the exercise of stock options during 2001 by Named Executive Officers and the value of unexercised in-the-money options held by Named Executive Officers as of December 31, 2001. No Named Executive Officer exercised options in fiscal year 2001.

			Number of securities underlying unexercised options at fiscal year-end		Value of unexercised money options at fiscal year-end($)(1)
Name	Shares acquired on exercise (#)	Value realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Larry G. Tanning	—	—	—	—	—	—
Gregory A. Conley	—	—	200,000	800,000	0	0
Stephen W. Mahoney	—	—	—	70,000	0	0
Louis A. D'Alessandro	—	—	167,398	108,855	11,003	0
Bipin Agarwal	—	—	—	—	—	—

(1)
Fair market value of the Common Stock underlying the options on December 31, 2001 minus the aggregate exercise price of the options.

REPORT OF THE COMPENSATION COMMITTEE
ON THE COMPENSATION OF EXECUTIVE OFFICERS

General

        The Compensation Committee reviews and approves the compensation and benefits for the Company's employees, directors and consultants, administers its employee benefit plans, authorizes and ratifies stock option grants and other incentive arrangements and authorizes employment and related agreements.

Compensation Policy

        The objectives of the Company's executive officer compensation program are: (i) to attract qualified executive officers, (ii) to reward, motivate and retain the Company's executive officers and (iii) to align the interests of its executive officers with those of the Company's stockholders by linking the executives' annual cash and long-term compensation to the Company's performance.

        The Company's executive officer compensation program generally consists of three basic components: base salary, annual cash incentive-based compensation, and long-term compensation in the form of stock options.

Base Salary

        The base salary for each of the Company's executive officers, including the Chief Executive Officer, is determined by subjectively evaluating the responsibilities and strategic value of the executive's position, and the experience and performance of the individual. While no specific formula is used to set salaries, the Company considers the levels of base salary offered by other companies in the information technology services industry and in other technology companies with whom the Company competes for executive talent.

Annual Cash Incentive Compensation

        Certain of the Company's executive officers are eligible for an annual cash bonus based on the level of achievement of certain pre-established Company and individual performance goals, which vary based on the executive's position. The level of bonus opportunity is determined based upon subjective factors similar to those considered in determining salary levels. In 2001 no performance-based bonuses were paid to our executive officers.

Stock Option Plans

        Long-term incentive compensation is provided to employees in the form of stock options. The Company grants options to a broad base of its employees. Stock options are generally granted to an executive at the time the executive joins the Company and periodically thereafter at the discretion of the Committee. The Committee determines the timing of stock option awards and the size of each option award based on subjective factors similar to those used to determine salary levels and on the amount and timing of any previous option awards.

        Stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of the option award. Because of this, the value of the options is wholly dependent upon an increase in the Company's stock price. Options generally become exercisable over time based on continuous employment with the Company.

CEO Compensation

        Larry G. Tanning, the Company's Chief Executive Officer, Chairman of the Board and co-founder of the Company, became a party to an employment agreement with the Company in July of 1999. Prior to July 1999, Mr. Tanning's base salary was $480,000. Pursuant to his employment agreement his base salary was reduced to $295,291. Mr. Tanning was eligible for a performance-based bonus equal to an amount up to 88% of his base salary, based on the level of attainment of certain revenue, earnings and stock appreciation targets and certain subjective individualized goals. Mr. Tanning agreed to waive the contractual bonus opportunity provided in his employment agreement for 1999, and to accept a reduced base salary of $206,500. That base salary has remained in effect for 2000 and 2001. Based on the Company's performance, no bonus was accrued for Mr. Tanning in 2001. No options were granted to Mr. Tanning in 2001.

Section 162(m)

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual compensation in excess of $1 million paid to their chief executive officers and to certain other highly compensated executive officers. The Code excludes from the $1 million cap compensation that is based on the attainment of pre-established, objective performance goals, if certain other requirements are met. The Committee considers the deductibility of executive compensation as one factor to be considered in the context of its overall compensation objectives.

COMPENSATION COMMITTEE Christopher P. Mahan Joseph P. Roebuck Michael E. Shanahan

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the board of directors is providing this report to enable stockholders to understand how it monitors and oversees the Company's financial reporting process. The Audit Committee operates pursuant to an Audit Committee Charter that is reviewed annually by the Audit Committee and updated as appropriate. From January until May of 2001, our audit committee was composed of Dan J. Hesser and Christopher P. Mahan. Since May 24, 2001, its members were and continue to be Dan J. Hesser, Christopher P. Mahan and Joseph P. Roebuck. Mr. Hesser and Mr. Roebuck are independent under the applicable rules of the National Association of Securities Dealers ("NASD"). To the extent that AEA Tanning Investors Inc., which owns approximately 26% of the outstanding Common Stock of the Company, is deemed an affiliate of the Company, Mr. Mahan, who is a director of AEA Tanning Investors Inc. and is employed by its parent, would not qualify as independent under the applicable NASD rules. However, the NASD rules permit the company to appoint one non-independent director to the Audit Committee if the Company's board of directors, under exceptional and limited circumstances, determines that membership on the Committee by a non-independent director is required by the best interests of the Company and its stockholders. The board of directors believes that Mr. Mahan's extensive background in financial, business, accounting and financial oversight matters allows him to provide valuable advice and counsel to the Audit Committee. The board of directors therefore has determined that Mr. Mahan's service on the Audit Committee is in the best interests of the Company and its stockholders.

        This report confirms that the Audit Committee has: (i) reviewed and discussed the audited financial statements for the year ended December 31, 2001 with management and the Company's independent public accountants; (ii) discussed with the Company's independent public accountants the matters required to be reviewed pursuant to the Statement on Auditing Standards No. 61 (Communications with Audit Committees); (iii) reviewed the written disclosures and the letter from the Company's independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) discussed with the Company's independent public accountants their independence from the Company.

        Based upon the review and discussions referred to in the previous paragraph, the Audit Committee approved the inclusion of the audited financial statements for the year ended December 31, 2001 in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE Dan J. Hesser Christopher P. Mahan Joseph P. Roebuck

PERFORMANCE GRAPH

        The following graph compares the cumulative total stockholder return on the Company's Common Stock between July 23, 1999, the first day of public trading of the Company's Common Stock, and December 31, 2001 with the cumulative total return of (i) the Nasdaq National Market Index, and (ii) an SIC Code Index that includes organizations in the Company's Standard Industrial Classification (SIC) code number 7373—Computer Integrated System Design. The graph assumes an investment of $100.00 on July 23, 1999 in the Company's Common Stock and each of the foregoing indices and assumes reinvestment of dividends, if any. The comparisons in this table are set forth in response to the Securities and Exchange Commission disclosure requirements, and therefore are not intended to forecast or be indicative of future performance of the Common Stock.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table presents information regarding the beneficial ownership of our Common Stock as of April 15, 2002 by all directors and the persons listed in the Summary Compensation Table as well as by directors and executive officers of the Company as a group and, to the best knowledge of the Company's management, beneficial owners of 5% or more of the outstanding Common Stock.

        As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date of the Annual Meeting Record Date through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person.

Name	Number of shares of Common Stock beneficially owned	Percentage of shares outstanding	Number of exercisable options(1)	Number of excluded options(2)
AEA Tanning Investors Inc.(3)	5,696,769	26.9	—	—
TTC Investors II LLC(3)	4,143,022	19.6	—	—
Larry G. Tanning(4)	3,386,713	16.0	—	—
Tanning Family Partnership, L.L.L.P.	3,186,351	15.1	—	—
Stephen Brobst(5)	2,282,021	10.8	—	—
WinSoft Corporation(6)(7)	1,749,417	8.3	—	—
Bipin Agarwal(6)(7)	1,749,417	8.3	—	—
Henry F. Skelsey(8)(9)	1,628,760	7.3	1,221,570	—
J.P. Morgan Chase & Co.(10)	1,198,740	5.7	—	—
Gregory A. Conley	348,739	1.6	200,000	800,000
Stephen W. Mahoney(11)	—	—	—	—
Louis A. D'Alessandro	180,321	*	177,815	98,438
John C. Dodd	12,500	*	12,500	37,500
Dan J. Hesser	44,791	*	44,791	5,209
Christopher P. Mahan(8)(12)	2,000	*	—	—
Joseph P. Roebuck	40,923	*	24,554	8,185
Michael E. Shanahan	32,739	*	16,370	8,185
All directors and executive officers as a group (12 persons)(13)	6,168,623	26.5	2,171,191	1,415,630

*
Represents beneficial ownership of less than one percent.

(1)
Shows shares of our Common Stock issuable upon exercise of options that are currently exercisable or are exercisable within 60 days of April 15, 2002 and that are included in the total number of shares beneficially owned.

(2)
Shows shares of our Common Stock issuable upon exercise of options that will not be exercisable within 60 days of April 15, 2002 and that are not included in the total number of shares beneficially owned.

(3)
AEA Tanning Investors Inc. is the managing member of TTC Investors I LLC, which holds 984,237 shares of our Common Stock, TTC Investors II LLC, TTC Investors IA LLC, which holds 108,986 shares of our Common Stock, and TTC Investors IIA LLC, which holds 460,524 shares of our Common Stock, and accordingly may be deemed to beneficially own the shares held by these entities. AEA Tanning Investors Inc. is a wholly owned subsidiary of AEA Investors Inc. The address for each of these companies is c/o AEA Investors Inc., Park Avenue Tower, 65 East 55th Street, New York, New York 10022.

(4)
Includes 3,186,351 shares of our Common Stock that Mr. Tanning may be deemed to beneficially own because he indirectly controls Tanning Family Partnership, L.L.L.P., as to which Mr. Tanning disclaims beneficial ownership. Excludes approximately 94,288 shares of our Common Stock held by immediate family members, and 32,738 shares of our Common Stock held by trusts for the benefit of immediate family members, as to which Mr. Tanning disclaims beneficial ownership. The address for Mr. Tanning and Tanning Family Partnership L.L.L.P. is c/o Tanning Technology Corporation, 4600 South Syracuse Street, Suite 1200, Denver, Colorado 80237.

(5)
The address for Mr. Brobst is c/o Tanning Technology Corporation, 4600 South Syracuse Street, Suite 1200, Denver, Colorado 80237.

(6)
Mr. Agarwal's employment with the Company and service on our board of directors terminated in January 2002. The information relating to his beneficial ownership of our Common Stock is provided to the best of the Company's knowledge.

(7)
Includes 1,749,417 shares that Mr. Agarwal is deemed to beneficially own as the controlling investor of WinSoft Corporation. Excludes 1,183 shares of our Common Stock held by Mr. Agarwal's wife, Shashi Agarwal, as to which Mr. Agarwal disclaims beneficial ownership. The address for Mr. Agarwal and WinSoft Corporation is 4 Red Hawk Run, Cherry Hills Village, CO 80110.

(8)
Mr. Skelsey and Mr. Mahan are each members of two of the limited liability companies constituting the TTC Investors Group. Neither Mr. Skelsey nor Mr. Mahan has voting or investment power over the shares of Common Stock owned by the TTC Investors Group as a result of the memberships and therefore neither is deemed to have beneficial ownership of the shares as a result of the memberships. Each of Mr. Skelsey's and Mr. Mahan's indirect ownership interest in our company through his memberships in the limited liability companies constituting the TTC Investors Group is less than one percent.

(9)
Includes 100,000 shares of our Common Stock held by trusts for the benefit of immediate family members, as to which Mr. Skelsey is the trustee and disclaims beneficial ownership.

(10)
J.P. Morgan Chase & Co. has sole voting power for 1,187,789 of these shares and sole investment power for all. The address for J.P. Morgan Chase & Co is 270 Park Avenue, New York, New York 10017.

(11)
Mr. Mahoney's employment with the Company terminated in January 2002. The information relating to his beneficial ownership of our Common Stock is provided to the best of the Company's knowledge.

(12)
Mr. Mahan's total excludes 5,696,769 shares of our Common Stock owned by the TTC Investors Group. Mr. Mahan is a director of AEA Tanning Investors Inc. Mr. Mahan disclaims beneficial ownership of the shares beneficially owned by the TTC Investors Group.

(13)
See footnotes 4, 8, 9 and 12 above.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF AUDITOR

        The board of directors appointed the firm of Ernst & Young LLP as independent auditor to examine the books of account and other records of the Company and its subsidiaries for the 2002 fiscal year. The board of directors is asking the stockholders to ratify and approve this action. Ernst & Young LLP served in such capacity in 2001 and has been the Company's independent auditor since 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to be available to respond to appropriate questions and to make a statement, if they desire.

        Although such ratification is not required by law, the board of directors believes that stockholders should be given the opportunity to express their views on the subject. While not binding on the board of directors, the failure of the stockholders to ratify the appointment of Ernst & Young LLP as the Company's independent auditor would be considered by the board of directors in determining whether to continue with the services of Ernst & Young LLP.

        The board of directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the Company's independent auditor for 2002.

INDEPENDENT AUDITORS

Audit Fees

        The aggregate fees and expenses charged for professional services rendered for the audit of the Company's annual consolidated financial statements for the year ended December 31, 2001 and the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for that year amounted to $167,445.

Financial Information Systems Design and Implementation Fees

        There were no fees or expenses billed by Ernst & Young LLP, the Company's principal accountant, for professional information technology services rendered to the Company relating to financial information systems design and implementation for the year ended December 31, 2001.

All Other Fees

        The aggregate fees and expenses billed by Ernst & Young LLP for services rendered to the Company relating to services other than those described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the year ended December 31, 2001 amounted to $59,974.

        The Audit Committee of the Company's board of directors has considered whether the provision of non-audit professional services rendered by Ernst & Young LLP as discussed above, is compatible with maintaining their independence.

PROPOSAL THREE: APPROVAL OF ADOPTION OF THE COMPANY'S
2002 STOCK OPTION PLAN

        We are asking our stockholders to approve our new stock option plan, the Tanning Technology Corporation 2002 Stock Option Plan. The 2002 Stock Option Plan will replace our existing stock option plans and, if approved by stockholders, will be immediately effective. This proposal does not increase the size of our option plans; we are not asking our stockholders to authorize us to grant any more options than we can grant under our existing stock option plans. The number of shares of our Common Stock available for grants under our existing stock option plans on the Annual Meeting Record Date was 3,967,550.

        A summary of the material features of the 2002 Stock Option Plan is set out below. The summary, however, does not purport to be complete. A complete copy of the plan is attached hereto as Annex A.

Summary of the 2002 Stock Option Plan

        Purpose.    The purpose of the 2002 Stock Option Plan is to strengthen our Company by providing incentives to the recipients of stock options granted under the plan so that these optionees will devote their industry and abilities to the success of our business. Our existing stock option plans are substantially similar to the 2002 Stock Option Plan. For ease of administration, the Company desires to consolidate the existing plans into one plan. Stockholder approval of the 2002 Stock Option Plan is required in order that grants made after the effective date of the 2002 Stock Option Plan not be subject to the deduction limitation of Section 162(m) of the Internal Revenue Code.

        Eligibility.    All of our and our subsidiaries' employees (including future employees), officers, consultants and directors are eligible to receive stock options under the 2002 Stock Option Plan. There are approximately 300 individuals who are eligible to receive options under the plan.

        Incorporation of Existing Plan Options.    The 2002 Stock Option Plan will incorporate all stock options that we have previously granted under all of our existing stock option plans. However, the 2002 Stock Option Plan will not modify our existing stock options and the option agreements governing them if doing so would impair or adversely alter the rights of the optionees who hold these options.

        Number of Shares Available under the 2002 Stock Option Plan.    The number of shares of our Common Stock available for grants under our existing stock option plans on the Annual Meeting Record Date was 3,967,550. This number will increase to the extent that shares are tendered upon the exercise of options and to the extent that outstanding options terminate without having been exercised (for example, by reason of expiration, forfeiture or settlement in cash). The maximum number of shares subject to options (including incentive stock options) that a single optionee can receive in one calendar year is 1,500,000. The shares available for issuance under the plan may be treasury shares or authorized but unissued shares, or both.

        As of the Annual Meeting Record Date the number of shares subject to outstanding options under our existing stock option plans, which will be governed by the 2002 Stock Option Plan after the Annual Meeting if approved thereat by our stockholders, was 8,842,695. The market value of our common stock as of the Annual Meeting Record Date was approximately $1.46 per share.

        Administration.    The compensation committee of our board of directors will administer the 2002 Stock Option Plan. Subject to the terms of the plan, the committee has the sole responsibility to administer the plan and to construe and interpret the terms of the plan. The committee's responsibilities include selecting the recipients of stock options and setting the number of shares subject to the options, the exercise price and term of the options and the effect of a termination of employment on the options. In addition, the committee has the power to determine all other terms and conditions of the options. However, as permitted by Delaware law, our board of directors may delegate to our officers the power to grant options other than to themselves.

        Terms of Stock Options.    The 2002 Stock Option Plan permits the committee to grant options to purchase our Common Stock. These options may be non-qualified stock options or incentive stock options. Options granted under the plan must be evidenced by grant agreements containing the terms and conditions that the committee determines. However, section 422 of the Internal Revenue Code of 1986 sets certain limits on the committee's discretion with respect to the terms of incentive stock options. Except as otherwise determined by the committee at the time of grant or thereafter, options granted under the plan are not transferable, other than by will or by the laws of descent and distribution or, in the case of a non-qualified stock option, pursuant to certain domestic relations orders.

        Methods of Exercising Stock Options.    Optionees must pay the exercise price of any stock option granted under the 2002 Stock Option Plan in cash or, if permitted by the committee, through the transfer of shares with a value equal to the exercise price. In addition, optionees may exercise options through a registered broker-dealer using cashless exercise procedures that the committee approves.

        Adjustments upon Changes in our Capitalization.    In the event of any change in our capitalization, such as the occurrence of a stock split, stock dividend, spin-off, merger, reclassification, recapitalization or other similar event, the committee will conclusively determine the appropriate adjustments to be made to the maximum number of shares available under the 2002 Stock Option Plan, the maximum number of shares subject to options that a single optionee can receive and the number and kind of shares then subject to outstanding options and the exercise price of those options.

        Effect of Certain Transactions.    In the event that we merge with or into another corporation, or in the event that we sell substantially all of our assets, the outstanding options at the time of transaction may be assumed or substituted by the other corporation. In the event that the other corporation does not do so, the options (including any then-unexercisable portion of the options) will, subject to any redemption described in the next sentence, be exercisable for a period of time that the committee determines, and, upon the expiration of that period, all unexercised options will terminate. In addition, in any transaction involving our Company or our capital stock, the committee may redeem the options for consideration equal to the excess, if any, of the consideration payable per share in connection with such transaction over the per share exercise prices of the options, and, upon the redemption, the options will terminate.

        Amendment and Termination.    Unless sooner terminated by our board of directors, the 2002 Stock Option Plan will terminate on the tenth anniversary of the Annual Meeting, and no option may be granted after that date. Our board of directors may amend the plan at any time as long as the amendment does not impair or adversely affect the options then outstanding under the plan without optionee consent. Furthermore, no amendment or termination may deprive any optionee of shares of our Common Stock that the optionee may have acquired under the plan. Any amendment to the plan that our stockholders are required to approve will not be effective unless we obtain the approval.

U.S. Federal Income Tax Consequences

        The following is a brief description of the current U.S. federal income tax treatment that generally applies to stock options granted under the 2002 Stock Option Plan with respect to optionees who are subject to U.S. income tax. The summary states only generally applicable rules, is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

        Non-Qualified Stock Options.    The grant of a non-qualified stock option will not result in taxable income to the optionee. Upon the exercise of a non-qualified stock option, the optionee will realize ordinary income at that time for each share acquired in an amount equal to the excess of the fair market value of each share acquired over the per share exercise price of the option, and we will be entitled to a deduction equal to this amount. The optionee's basis in each share acquired will be equal to the fair market value of the share at the time of exercise, and gain and loss that the optionee realizes upon the subsequent disposition of the shares will be treated as capital gain and loss.

        Incentive Stock Options.    Neither the grant of an incentive stock option nor the exercise of an incentive stock option will result in taxable income to the optionee. However, the exercise of an incentive stock option will result in an adjustment under the alternative minimum tax and may therefore result in liability under the alternative minimum tax. So long as the optionee satisfies the holding periods described in the next sentence, the disposition of shares acquired upon exercise of an incentive stock option will result in capital gain or loss. However, if the optionee disposes of the shares acquired upon the exercise of an incentive stock option within two years after the date of grant of the option as to which the exercise occurred or within one year after the date of exercise (a "disqualifying disposition"), the optionee will realize ordinary income for each share acquired in an amount equal to the excess of the fair market value of each share acquired at the time of exercise over the per share exercise price of the option, and we will be entitled to a deduction equal to this amount. Any excess over this amount will result in a capital gain. If the sale proceeds from a disqualifying disposition are less than the fair market value of the shares on the date of exercise, the amount of ordinary income will be limited to the gain (if any) realized on the sale.

        If an option is exercised through the use of shares already owned by the optionee at the time of exercise (other than shares for which the holding periods applicable to incentive stock options have not been met), the exercise will not be considered a taxable disposition of the previously owned shares, and thus no gain or loss will be recognized with respect to those shares upon the exercise.

        Optionees must satisfy any requirements that may arise under the plan with respect to withholding of income, employment or other taxes. We may withhold from any cash payments to optionees in order to satisfy these withholding tax requirements. In addition, an agreement evidencing a stock option may allow an optionee to have shares withheld upon exercise to satisfy tax withholding requirements.

        Section 280G of the Internal Revenue Code.    Under certain circumstances, the accelerated vesting or exercise of options in connection with a change of control of us may result in an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Internal Revenue Code of 1986. If a transaction were to result in an excess parachute payment, optionees would be subject to a 20% excise tax, and we would lose the ability to deduct the excess parachute payment.

        Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Internal Revenue Code of 1986 provides that we may not deduct compensation in excess of $1,000,000 paid to our chief executive officer or any of our other four most highly paid executives unless the compensation is paid pursuant to one of the exceptions under Section 162(m). The 2002 Stock Option Plan has been designed so that compensation attributable to stock options granted pursuant to the plan can qualify under the performance-based compensation exception under Section 162(m).

New Plan Benefits

        Our board of directors cannot grant any stock options under the 2002 Stock Option Plan until our stockholders approve it. Therefore, it is not possible to determine the benefits that will be received by executive officers, directors and other employees if the plan is approved by our stockholders.

        The board of directors recommends a vote FOR approval of the adoption of the Company's 2002 Stock Option Plan.

STOCKHOLDER PROPOSALS FOR THE COMPANY'S 2003 ANNUAL MEETING

        Stockholders who intend to present proposals at the 2003 Annual Meeting of Stockholders, and who wish to have such proposals included in the proxy statement for such meeting, must submit such proposals in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Secretary, Tanning Technology Corporation, 4600 South Syracuse Street, Suite 1200, Denver, Colorado 80237. Such notice must be received no earlier than January 21, 2003 and no later than February 20, 2003, as set forth more fully in the By-laws. Proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission and with certain procedures described in the Company's By-laws in order to be eligible for inclusion in the Company's proxy statement for its 2003 Annual Meeting of Stockholders. A copy of the Company's By-laws, which describes all advance notice procedures regarding stockholder proposals, can be obtained from the Secretary of the Company.

SOLICITATION OF PROXIES

        Proxies will be solicited electronically, by mail, telephone, or other means of communication. Solicitation of proxies also may be made by directors, officers and regular employees of the Company. The Company will reimburse banks, brokerage firms, custodians, nominees, fiduciaries and others for reasonable expenses incurred by them in forwarding materials to the beneficial owners of shares. The entire cost of solicitations will be borne by the Company.

OTHER MATTERS

        The Company knows of no other matter to be brought before the Annual Meeting. If any other matter requiring a vote of the stockholders should come before the Annual Meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with their best judgment.

        The Company will furnish, without charge, to each person whose proxy is being solicited upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission (excluding exhibits). Copies of any exhibits thereto also will be furnished upon the payment of a reasonable duplicating charge. Requests in writing for copies of any such materials should be directed to Tanning Technology Corporation, 4600 South Syracuse Street, Suite 1200, Denver, Colorado 80237, Attention: Secretary.

By Order of the Board of Directors,

Frederick H. Fogel
Secretary

Dated: April 24, 2002
Denver, Colorado

ANNEX A

Tanning Technology Corporation
2002 STOCK OPTION PLAN

        1.    Purpose; Amendment and Restatement of Prior Plans.

        The purpose of this Plan is to strengthen Tanning Technology Corporation, a Delaware corporation (the "Company"), by providing an incentive to its employees, officers, consultants and directors and thereby encourage them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to employees (including future employees), officers, consultants and directors of the Company and its Subsidiaries ("Eligible Individuals") an added long-term incentive for high levels of performance and extraordinary efforts through the grant of Incentive Stock Options and Nonqualified Stock Options (as each such term is herein defined).

        This Plan constitutes an amendment and restatement of the Tanning Technology Corporation 1999 Stock Option Plan, the Tanning Technology Corporation 1998 Stock Option Plan and the Tanning Technology Corporation 1997 Stock Option Plan (collectively, the "Prior Plans"). Effective as of the Effective Date (as defined in Section 15.3 hereof), (i) each Prior Plan Option (as such term is herein defined) shall constitute an "Option" for purposes of this Plan and (ii) each agreement evidencing a Prior Plan Option shall constitute an "Agreement" for purposes of this Plan; provided, however, that no provision of this Plan shall be deemed to have superseded any term or condition of the Prior Plans or of an agreement evidencing a Prior Plan Option to the extent that such provision would impair or adversely alter the rights of the holder of such Prior Plan Option under such term or condition, except with the consent of the holder of such Prior Plan Option.

        2.    Definitions.

For purposes of the Plan:

          2.1  "Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Option and setting forth the terms and conditions thereof.

          2.2  "Board" means the Board of Directors of the Company.

          2.3  "Cause" means, except as otherwise provided in an Agreement:

            (a)  in the case of an Optionee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee and the Company or Subsidiary, which employment agreement includes a definition of "Cause," the term "Cause" shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

            (b)  in all other cases, (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

          2.4  "Change in Capitalization" means any increase or reduction in the number of Shares, any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or any exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

          2.5  "Code" means the Internal Revenue Code of 1986, as amended.

          2.6  "Committee" means a committee, as described in Section 3.1, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

          2.7  "Company" means Tanning Technology Corporation, a Delaware corporation.

          2.8  "Disability" means, except as otherwise provided in an Agreement:

            (a)  in the case of an Optionee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee and the Company or Subsidiary, which employment agreement includes a definition of "Disability," the term "Disability" shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

            (b)  in all other cases, the term "Disability" as used in the Plan or any Agreement shall mean a physical or mental infirmity which impairs the Optionee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

          2.9  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          2.10 "Fair Market Value" on any date means (i) the closing price in the primary trading session for a Share on such date on the stock exchange, if any, on which Shares are primarily traded (or if no Shares were traded on such date, then on the most recent previous date on which any Shares were so traded), (ii) if clause (i) is not applicable, the closing price of the Shares on such date on The Nasdaq Stock Market at the close of the primary trading session (or if no Shares were traded on such date, then on the most recent previous date on which any Shares were so traded) or (iii) if neither clause (i) nor clause (ii) is applicable, the value of a Share for such date as established by the Committee, using any reasonable method of valuation.

          2.11 "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

          2.12 "Nonemployee Director" means a director of the Company who is a "nonemployee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

          2.13 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

          2.14 "Option" means a Nonqualified Stock Option or an Incentive Stock Option.

          2.15 "Optionee" means a person to whom an Option has been granted under the Plan.

          2.16 "Outside Director" means a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

          2.17 "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

          2.18 "Performance-Based Compensation" means any Option that is intended to constitute "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

          2.19 "Plan" means this Tanning Technology Corporation 2002 Stock Option Plan, as amended from time to time.

          2.20 "Prior Plan Option" means each stock option which is outstanding in whole or in part under the Prior Plans immediately prior to the Effective Date.

          2.21 "Shares" means shares of the common stock, par value $0.01 per share, of the Company.

          2.22 "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

          2.23 "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

          2.24 "Ten-Percent Stockholder" means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

        3.    Administration.

          3.1  The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall consist of no fewer than two (2) individuals, each of whom is a Nonemployee Director and an Outside Director. The Committee shall keep minutes of its meetings. A quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held.

          3.2  No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.

          3.3  Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

            (a)  determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Option, including the exercise price per Share subject to each Option, and make any amendment or modification to any Agreement consistent with the terms of the Plan;

            (b)  to construe and interpret the Plan and any Agreements granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan complies with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees, and all other persons having any interest therein;

            (c)  to determine the duration and purposes for leaves of absence which may be granted to an Optionee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

            (d)  to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

            (f)    generally, to exercise such powers and to perform such acts as it deems necessary or advisable to promote the best interests of the Company with respect to the Plan.

          3.4  The Board may delegate to one or more officers of the Company the authority (i) to designate the officers and employees who shall be Eligible Individuals, (ii) to determine the Options to be granted to any such Eligible Individuals or (iii) both (i) and (ii); provided however, that no officer shall have the authority to grant Options to himself or herself. Any such delegation shall be made by resolution of the Board, and such resolution shall set forth the total number of Options subject to such delegation.

        4.    Stock Subject to the Plan; Grant Limitations.

          4.1  The maximum number of Shares that may be the subject of Options under the Plan is 14,518,734, subject to Sections 4.2 and 4.3 hereof. The maximum number of Shares that may be the subject of Options granted to any Eligible Individual during any calendar year is one million five hundred thousand (1,500,000). The maximum number of Incentive Stock Options that may be granted to an Eligible Individual is three million (3,000,000). Upon a Change in Capitalization, the maximum number of Shares referred to in the first three sentences of this Section 4.1 shall be adjusted in number and kind pursuant to Section 8. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

          4.2  Upon the granting of an Option, the number of Shares available under Section 4.1 for the granting of further Options shall be reduced by the number of Shares in respect of which the Option is granted; provided, however, that if any Option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment of the exercise price, the maximum number of Shares available under Section 4.1 shall be increased by the number of Shares so tendered.

          4.3  Whenever any outstanding Option or portion thereof expires, is canceled, is settled in cash (including the settlement of tax withholding obligations using Shares) or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option, the Shares allocable to the expired, canceled, settled or otherwise terminated portion of the Option may again be the subject of Options granted hereunder.

          4.4  For purposes of calculating the number of Shares that may be made the subject of Options under the Plan, Options granted under Prior Plans and exercises and cancellations of such Options shall be taken into account.

        5.    Option Grants for Eligible Individuals.

          5.1    Authority of Committee.    Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to such Eligible Individuals shall be set forth in an Agreement.

          5.2    Exercise Price.    The purchase price or the manner in which the exercise price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the exercise price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

          5.3    Maximum Duration.    Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term of an Incentive Stock Option as so extended exceed the maximum term provided for in the preceding sentence.

          5.4    Vesting.    Each Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

          5.5    Deferred Delivery of Option Shares.    The Committee may, in its discretion, permit Optionees to elect to defer the issuance of Shares upon the exercise of one or more Nonqualified Stock Options granted pursuant to the Plan. The terms and conditions of such deferral shall be determined at the time of the grant of the Option or thereafter.

          5.6    Limitations on Incentive Stock Options.    To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and "incentive stock options" (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.6) are exercisable by an Optionee for the first time during any calendar year exceeds one hundred thousand dollars ($100,000), such Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.

        6.    Terms and Conditions Applicable to All Options.

          6.1    Non-Transferability.    Except as otherwise determined by the Committee at the time of grant or thereafter, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution or, in the case of an Option other than an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option shall be exercisable during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of an Option shall be final, binding and conclusive upon the transferees, beneficiaries, executors, administrators, heirs and successors of the Optionee.

          6.2    Method of Exercise.    The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid in (a) cash or (b) if permitted by the Committee in its discretion, through the transfer, either actually or by attestation, to the Company of Shares upon such terms and conditions as determined by the Committee. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any Shares transferred to the Company (or withheld upon exercise) as payment of the exercise price under an Option shall be valued at their Fair Market Value on the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

          6.3    Rights of Optionees.    No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised (including payment of the withholding taxes) pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares to the Optionee, and (c) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

          6.4    Effect of Certain Transactions.

            (a)  In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option may be assumed or an equivalent option substituted by the Successor Corporation; provided, however, that, unless otherwise determined by the Committee, such Options shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to such Options prior to such assumption or substitution. In the event that the Successor Corporation refuses to or does not assume the Option or substitute an equivalent option therefor, the Optionee shall have the right to exercise and/or present for redemption, as determined by the Committee, the Option as to all of the Shares subject to the Option as described below, including Shares as to which it would not otherwise be exercisable.

            (b)  In the event of any transaction involving the Company or its capital stock pursuant to this Section 6.4, the Committee may, in its sole discretion, authorize the redemption of the unexercised portion of the Option for a consideration per share of Common Stock equal to the excess, if any, of (i) the consideration payable per share of Common Stock in connection with such transaction, over (ii) the purchase price per Share subject to the Option. Any Option so redeemed shall terminate.

            (c)  If an Option is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Secretary shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days (or such other period as shall be determined by the Committee) from the date of such notice, and the Option, subject to any redemption pursuant to Section 6.4(b) hereof, shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive upon exercise, for each Share subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

        7.    Effect of a Termination of Employment.

        The Agreement evidencing the grant of each Option shall set forth the terms and conditions applicable to such Option upon a termination or change in the status of the employment of the Optionee by the Company or a Subsidiary (including a termination for Cause or by reason of Disability or change by reason of the sale of a Subsidiary), which shall be as the Committee may, in its discretion, determine at the time the Option is granted or thereafter.

        8.    Adjustment Upon Changes in Capitalization.

            (a)  In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to which Options (including Incentive Stock Options) may be granted under the Plan, (ii) the maximum number and class of Shares or other stock or securities with respect to which Options may be granted to any Eligible Individual during any calendar year, and (iii) the number and class of Shares or other stock or securities which are subject to outstanding Options granted under the Plan and the exercise price therefor, if applicable.

            (b)  Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

            (c)  Except as the Committee may determine, if, by reason of a Change in Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Option prior to such Change in Capitalization.

        9.    Effect of Liquidation.

        Except as otherwise provided in an Agreement, in the event of the liquidation or dissolution of the Company (a "Liquidation"), the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms, except that following a Liquidation each Optionee shall be entitled to receive in respect of each Share subject to an outstanding Option, upon exercise of such Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Liquidation in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Option prior to such Liquidation.

        10.    Interpretation.

            (a)  The Plan and each Option granted under the Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan and each Agreement in a manner consistent therewith. Any provisions inconsistent with such rule shall be inoperative but shall not otherwise affect the validity of the Plan or any Agreement.

            (b)  Unless otherwise expressly stated in the relevant Agreement, each Option granted under the Plan is intended to be Performance-Based Compensation. The Committee shall not have the ability to exercise any discretion, and shall not exercise any discretion, otherwise authorized hereunder with respect to any Option that is intended to be Performance-Based Compensation if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Option to fail to qualify as Performance-Based Compensation.

        11.    Termination and Amendment of the Plan or Modification of Options.

          11.1    Plan Amendment or Termination.    The Plan shall terminate on the day preceding the tenth anniversary of the Effective Date (as defined below) and no Option may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

            (a)  no such amendment, modification, suspension or termination shall impair or adversely alter any Options theretofore granted under the Plan, except with the consent of the Optionee, nor shall any amendment, modification, suspension or termination deprive any Optionee of any Shares which he or she may have acquired through or as a result of the Plan; and

            (b)  to the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

          11.2    Modification of Options.    No modification of an Option shall adversely alter or impair any rights or obligations under the Option without the consent of the Optionee.

        12.    Non-Exclusivity of the Plan.

        The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

        13.    Limitation of Liability.

        As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

            (a)  give any person any right to be granted an Option other than at the sole discretion of the Committee;

            (b)  give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

            (c)  limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any person at any time; or

            (d)  be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

        14.    Regulations and Other Approvals; Governing Law.

          14.1 Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

          14.2 The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

          14.3 The Board may make such changes to the Plan and any Agreement as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

          14.4 Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

          14.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

        15.    Miscellaneous.

          15.1    Multiple Agreements.    The terms of each Option may differ from other Options granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Eligible Individual.

          15.2    Withholding of Taxes.

            (a)  At such times as an Optionee recognizes wages in connection with the receipt of Shares hereunder (a "Taxable Event"), the Optionee shall pay to the Company an amount equal to the federal, state and local income taxes, employment taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance of such Shares. The Company shall have the right to deduct from any payment of cash to an Optionee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. The Committee may provide in the Agreement, at the time of grant or at any time thereafter, that the Optionee, in satisfaction of the obligation to pay Withholding Taxes, may elect to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

            (b)  If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

          15.3    Effective Date.    The effective date of the Plan (the "Effective Date") shall be the date it is approved by the affirmative vote of the holders of a majority of the Shares eligible to vote and present, in person or by proxy, at a duly called meeting of the stockholders of the Company within twelve (12) months of the adoption of the Plan by the Board.

TANNING TECHNOLOGY CORPORATION
Tanning Technology Corporation 2002 Stock Option Plan (the "Plan")

APPENDIX 1

The terms and provisions of the Plan shall govern the rights of all Optionees. This Appendix 1 is an appendix to the Plan. In the event that any conflict arises between the terms and conditions of the Plan and this Appendix 1, the terms and conditions of this Appendix 1 shall prevail. Notwithstanding any provision in the Plan to the contrary, Options granted to Optionees who are residents in India shall be subject to the Plan's approval by the Reserve Bank of India, if required, and the following provisions:

1.
The Option will be exercised in a cashless manner, as described below under "Cashless Exercise Program."

2.
No remittance of money will be made from India.

3.
The Optionee will be required to repatriate to India, any capital gains which may arise on the sale of the Option outside India within a reasonable time.

4.
Any dividend earned by the Optionee shall be required to be repatriated to India within reasonable time.

5.
Any holding of the securities pursuant to exercise of the Option shall be subject to RBI approval. With respect to any grants of Option made prior to such approval, all of the underlying Shares must be sold in connection with the cashless exercise, and none of such Shares may be retained.

6.
At no point of time would an Optionee in India be allowed to exercise their Option when the Fair Market Value of the Shares on the date of exercise is less than the exercise price of the Shares.

Option Exercise Price and Consideration.

        (a)  The per share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Committee at the time the Option is granted.

        (b)  The consideration for the Shares to be issued upon exercise of an Option shall be consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan. The cashless exercise program will be implemented in the manner described below:

CASHLESS EXERCISE PROGRAM:

The Cashless Exercise Program provides that the Optionee, upon exercise of an Option, will receive cash or Common Stock, or a combination thereof, equal to the difference between the Fair Market Value of the Shares on the exercise day and the Option exercise price. The transaction will be consummated through a broker, who will sell all or a portion of the Shares the Optionee is entitled to on exercise of all Options, on the open market. A portion of the proceeds from such sale will be transferred to the Company in satisfaction of the Optionee's exercise price. Any remaining Common Stock or cash will be remitted to the Optionee. No cash or other property will be transferred out of India. In the event that the Fair Market Value of the Shares on the exercise day is not sufficient to cover the Option exercise price, the Option will not be exercisable.

Example:

Assume a 5,000 share option grant, a Fair Market Value and exercise price of $10 per share at the time of grant, and a Fair Market Value on the date of exercise of $15 per share. The employee may receive the following:

—total market value = $75,000
—total exercise price = $50,000
—profit = $25,000

    —cash = $25,000

        or

—shares = $25,000/15 = 1,666

So the employee receives $25,000 (in Indian Rupees) or 1,666 shares. The employee is free to choose any combination of cash and/or Common Stock.

PROXY	TANNING TECHNOLOGY CORPORATION
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS May 21, 2002
This Proxy is Solicited on Behalf of the Tanning Technology Corporation Board of Directors

        The undersigned hereby appoints Gregory A. Conley, Frederick H. Fogel and Katherine L. Scherping and each of them, proxies for the undersigned with full power of substitution, to vote all shares of Tanning Technology Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Tanning Technology Corporation to be held in Denver, Colorado, on Tuesday, May 21, 2002 at 8:00 a.m. local time, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

        Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendations, please sign the reverse side, no boxes need to be checked.

COMMENTS/ADDRESS CHANGE PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

(Continued and to be signed on other side)

/*\ FOLD AND DETACH HERE /*\

The Board of Directors recommends a vote FOR each of the nominees on Item 1, FOR Item 2 and FOR Item 3.	Please mark your votes as indicated in this example	☒
		FOR all Nominees	WITHHELD AUTHORITY for all nominees			FOR	AGAINST	ABSTAIN
1.	Election of Directors Nominees: 01 Larry G. Tanning 02 Henry F. Skelsey	/ /	/ /	Item 2-	Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 2002 fiscal year.	/ /	/ /	/ /
WITHHELD FOR: (To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

						FOR	AGAINST	ABSTAIN
				Item 3-	Approval of the adoption of the Company's 2002 Stock Option Plan	/ /	/ /	/ /
WILL ATTEND
			I PLAN TO ATTEND MEETING	☐
				COMMENTS/ADDRESS CHANGE Please mark this box if you have written comments/address change on the reverse side.				☐

				By checking the box to the right, I consent to future access of the Annual Reports, Proxy Statements, prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services, Ridgefield Park, NJ and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.				☐
Signature
Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

/*\ FOLD AND DETACH HERE /*\

QuickLinks

TANNING TECHNOLOGY CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
VOTING AND REVOCATION OF PROXIES
PROPOSAL ONE: ELECTION OF DIRECTORS
MANAGEMENT OF THE COMPANY
CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PARTIES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE ON THE COMPENSATION OF EXECUTIVE OFFICERS
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
BENEFICIAL OWNERSHIP OF COMMON STOCK
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF AUDITOR
INDEPENDENT AUDITORS
PROPOSAL THREE: APPROVAL OF ADOPTION OF THE COMPANY'S 2002 STOCK OPTION PLAN
STOCKHOLDER PROPOSALS FOR THE COMPANY'S 2003 ANNUAL MEETING
SOLICITATION OF PROXIES
OTHER MATTERS
APPENDIX 1